_________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                          Reported): September 19, 2002





                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                 333-86786           41-1955181
(State or Other Jurisdiction     (Commission         (I.R.S. Employer
     of Incorporation)           File Number)        Identification No.)




           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code (952) 832-7000
       _________________________________________________________________

Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5. Other Events.

Filing of Computational Materials

        In connection with the proposed offering of the GMACM Home Loan-Backed Term Notes, Series 2002-HLTV1 (the "Term Notes"), Bear, Stearns & Co. Inc., GMAC Commercial Holding Capital Markets Corp.and Wachovia Securities (together, the "Underwriters") have prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Underwriters with certain information regarding the characteristics of the home loans (the "Home Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

        For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Term Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Home Loans; the proposed structure;
decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1 hereto are filed.

Item 7.  Financial Statements and Exhibits

         Information and Exhibits.

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits:

        99.1   Computational Materials.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              RESIDENTIAL ASSET MORTGAGE
                                              PRODUCTS, INC.



                                            By:     /s/ Patricia C. Taylor
                                                   Patricia C. Taylor
                                                   Vice President



Dated:  September 19, 2002

                                  Exhibit Index


Exhibit                                                   Page

99.1           Computational Materials                        6